News Release

Patrick Industries Elects New Member to its Board of Directors

ELKHART, Ind., July 24 /PRNewswire-FirstCall/ -- Patrick Industries, Inc. (Nasdaq: PATK) today announced the appointment of Joseph M. Cerulli to the board, effective July 21, 2008.

Mr. Cerulli, 49, has been employed by Tontine Associates, LLC, a Greenwich, Conn.-based investment firm, since January 2007. Prior to that, Mr. Cerulli was an independent financial consultant from 2002 to 2006. From 1985 to 2001, Mr. Cerulli was an investment banker with Kidder, Peabody & Co. Incorporated, PaineWebber Incorporated and UBS Warburg, LLC.

“We are pleased to welcome Joe to the board, and confident that his leadership and experience will be an asset to the Company as we execute on our strategic plan and continue to focus on increasing shareholder value,” said Paul Hassler, Chairman and Chief Executive Officer of Patrick Industries.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and a distributor of building products serving the Manufactured Housing, Recreational Vehicle, kitchen cabinet, home and office furniture, fixture and commercial furnishings, marine, and other Industrial markets and operates coast-to-coast through locations in 14 states. Patrick’s major manufactured products include cabinet and wall components, countertops, and aluminum extrusions. The Company also distributes drywall and drywall finishing products, interior passage doors, flooring, vinyl and cement siding, ceramic tile, high-pressure laminates, and other miscellaneous products. In May 2007, Patrick acquired Adorn, LLC, a manufacturer and supplier of interior components to the recreational vehicle and manufactured housing industries.

Forward-Looking Information

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, costs and availability of raw materials, availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, oil and gasoline prices, the outcome of litigation, volume of orders related to hurricane damage and operating margins on such business, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

SOURCE Patrick Industries, Inc.

-0-	07/24/2008
/CONTACT: Ryan McGrath of Lambert, Edwards & Associates, Inc.,

+1-616-233-0500, rmcgrath@lambert-edwards.com, for Patrick Industries, Inc./

/Web site: http://www.patrickind.com /
(PATK)

CO: Patrick Industries, Inc.

ST: Indiana

IN: CST

SU: PER

TI-KK

-- CLTH124 --

8984 07/24/2008 16:49 EDT http://www.prnewswire.com